UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Fifth Street Finance Corp.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIFTH STREET FINANCE CORP.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

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ADDITIONAL MATERIAL FOR PROXY STATEMENT

FOR THE RECONVENED 2017 ANNUAL MEETING OF STOCKHOLDERS

To be held at

Courtyard Rye, 631 Midland Avenue, Rye, New York 10580

April 27, 2017, 10:00 a.m., local time

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Dear Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Finance Corp., a Delaware corporation (the “Company”), was held on April 6, 2017. At the Annual Meeting, the Chairman of the Annual Meeting adjourned the Annual Meeting until April 27, 2017. The Annual Meeting will be reconvened at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580 on April 27, 2017, at 10:00 a.m. local time.

As previously disclosed, Patrick J. Dalton resigned as the chief executive officer of the Company and as a member of the Company’s Board of Directors effective as of April 4, 2017.

As described in the Company’s proxy statement dated February 21, 2017, Mr. Dalton was a nominee for election to the Company’s Board of Directors by the Company’s stockholders. Because of Mr. Dalton’s resignation as the chief executive officer of the Company and as a member of the Company’s Board of Directors, Mr. Dalton has been removed as a nominee for election to the Board of Directors. Following Mr. Dalton’s resignation, the Company’s Board of Directors reduced its size to seven members. Therefore, the Board of Directors will present only two nominees for election to the Company’s Board of Directors at the Annual Meeting: Brian S. Dunn and Byron J. Haney. The Board of Directors recommends that you vote FOR each of these two nominees.

If you have already voted your shares by proxy, unless you choose to revoke your proxy, your shares will be voted as specified in your prior vote with regards to nominees for director, other than votes with respect to Mr. Dalton, which will be disregarded for purpose of the election of directors at the Annual Meeting. If you have not already voted your shares by proxy, you may still use the original proxy card that we previously distributed, and your vote with respect to nominees for director will be counted accordingly, other than votes with respect to Mr. Dalton, which will be disregarded for purpose of the election of directors at the Annual Meeting.

Thank you for your continued support of Fifth Street Finance Corp.

By order of the Board of Directors,

Bernard D. Berman
Chairman

Greenwich, CT
April 7, 2017